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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No 333-106616) and Form S-8 (File Nos. 33-18278, 33-56420, 33-53303, 333-51073, 333-93803, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino for the year ended December 31, 2002, which appears in this Form 10-K of Mandalay Resort Group for the year ended January 31, 2005.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois
April 15, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM